UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a – 101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PACIFICHEALTH LABORATORIES, INC.
(Name of Registrant as Specified In Its Charter)

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PACIFICHEALTH LABORATORIES, INC.

100 Matawan Road, Suite 420
Matawan, NJ 07747

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 10, 2009

TO THE STOCKHOLDERS OF PACIFICHEALTH LABORATORIES, INC.:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PACIFICHEALTH LABORATORIES, INC. will be held at the Hilton Woodbridge, 120 Wood Avenue South, Iselin, NJ, 08830 on June 10, 2008 at 10:00 a.m., local time, for the following purposes:

1.	To elect six (6) directors;

2.	To approve the Company’s 2010 Incentive Stock Option Plan, in the form attached as Exhibit A to the Proxy Statement;

3.	To ratify the appointment of Weiser LLP as our independent auditors for the fiscal year ending December 31, 2009; and

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

          The Board of Directors has established the close of business on May 8, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. In order that the meeting can be held and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please fill in, date and sign, and promptly return the enclosed Proxy in the return envelope provided for your use. No postage is required if mailed in the United States.

          You are urged to review carefully the accompanying proxy statement and to complete, sign, date and return the enclosed proxy card as promptly as possible whether or not you plan to attend the meeting. You may revoke your proxy at any time before it has been voted. You are cordially invited to attend the annual meeting in person if it is convenient for you to do so.

By order of the Board of Directors,

/s/ Stephen P. Kuchen
Stephen P. Kuchen, Secretary
May 11, 2009

PACIFICHEALTH LABORATORIES, INC.

100 Matawan Road, Suite 420
Matawan, NJ 07747
(732) 739-2900

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

June 10, 2009

          The enclosed Proxy is solicited on behalf of the Board of Directors of PACIFICHEALTH LABORATORIES, INC. (the “Company”) for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, at the Hilton Woodbridge, 120 Wood Avenue South, Iselin, NJ, 08830 on June 10, 2009 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. This meeting and any adjournments or postponements are referred to in the Proxy Statement as the “Annual Meeting.” This Proxy Statement and the enclosed Proxy are being mailed to stockholders on or about May 12, 2009.

          Proxies properly executed and timely returned will be voted at the Annual Meeting in accordance with the directions on the Proxy. If no direction is indicated on the Proxy, the shares will be voted FOR (1) the election of the nominees named as our directors, (2) the approval of the Company’s 2010 Incentive Stock Option Plan and, (3) the ratification of the appointment of Weiser LLP as our independent auditors for the fiscal year ending December 31, 2009, and on other matters presented for a vote, if any, in accordance with the judgment of the persons acting as proxy. The persons named as proxies were selected by the Board of Directors and are presently our executive officers.

Voting Securities and Votes Required

          The holders of shares of our common stock, par value $0.0025 per share (the “Common Stock”) (collectively, the “Shares”) of record at the close of business on May 8, 2009 (the “Record Date”) are entitled to receive notice of, and to vote at, the Annual Meeting. On that date, there were 14,642,468 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to cast one vote on (1) the election of six nominees for the Board of Directors, (2) the approval of the Company’s 2010 Incentive Stock Option Plan and, (3) the ratification of the appointment of Weiser LLP as our independent auditors for the fiscal year ending December 31, 2009, and on other matters presented for a vote, if any, in accordance with the judgment of the persons acting as proxy.

           The presence, in person or by proxy, of the holders of a majority of outstanding Shares will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld from any director, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Votes cast in person or by proxy at the Annual Meeting will be tabulated by a representative of StockTrans, Inc., who will serve as inspector of elections. The six (6) nominees for the Board of Directors receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted shall be elected as directors. Abstentions and broker non-votes are not considered in the election of directors. Approval of the ratification of appointment of independent auditors requires the affirmative vote of the majority of the shares present at the meeting in person or by proxy. On any matters other than the election of directors, abstentions will be counted as negative votes, and broker non-votes will not be counted.

          Stockholders whose shares are held in “street name” by a broker and who have instructed the broker to vote the shares must follow the directions received from the broker as to how to change their vote. Stockholders whose shares are held in “street name” by a broker, and who wish to vote in person at the Annual Meeting, must first obtain a legal proxy from their broker.

          Stockholders do not have cumulative voting rights.

Revocability of Proxy

          Execution of the enclosed Proxy will not affect a stockholder’s right to attend the Annual Meeting and vote in person. A stockholder, in exercising his right to vote in person at the Annual Meeting, effectively revokes all previously executed Proxies. In addition, the Proxy is revocable at any time prior to the effective exercise thereof by filing notice of revocation with our Secretary or by filing a duly executed Proxy bearing a later date.

Persons Making the Solicitation

          The solicitation of Proxies is being made by the Company. The cost of such solicitation, including the actual expenses incurred by brokerage houses, nominees and fiduciaries in forwarding proxy materials to beneficial owners, will be borne by the Company. In addition to solicitation by mail, certain officers and other employees of the Company may solicit Proxies in person, by mail, or by telephone, but such persons will not be separately compensated for these services.

Security Ownership of Certain Beneficial Owners and Management

          As of May 8, 2009, we had 14,642,468 shares of Common Stock outstanding. The following table sets forth information concerning the ownership of our Common Stock as of such date by each person known to us to be the beneficial owner of more than five percent of our Common Stock, by each of our directors and executive officers, and by our directors and executive officers, as a group.

Name and Address (1)	Common Stock (2) Amount Beneficially Owned	Common Stock (2) Percentage of Class

5% Beneficial Owners

None

Officers and Directors

Jason Ash (3)	508,000	3.4%
President, Chief Executive Officer, and
Director

Stephen P. Kuchen (4)	274,030	1.8%
Vice President –Finance,
Chief Financial Officer,
Treasurer, and Secretary

Robert Portman (5)	3,365,425	21.5%
Chairman of the Board and a Director

David I. Portman (6)	624,012	4.2%
Director

Michael Cahr (7)	424,560	2.9%
Director

Adam Mizel (8)	624,840	4.3%
Director

Marc Particelli (9)	256,114	1.7%
Director

Executive Officers and	6,076,981	37.2%
Directors, as a group (7 persons)

*	Less than one percent

(1)	Except as otherwise indicated, the address of each person named in the above table is c/o PacificHealth Laboratories, Inc., 100 Matawan Road, Suite 420, Matawan, NJ 07747-3913.

(2)
Common Stock which is issuable upon the exercise of a stock option which is presently exercisable or which becomes exercisable within sixty days is considered outstanding for the purpose of computing the percentage ownership (x) of persons holding such options, and (y) of officers and directors as a group with respect to all options held by officers and directors.

(3)	Includes 150,000 shares issuable upon the exercise of options granted pursuant to individual incentive agreements and not covered under any stockholder approved equity incentive plan (“NON-ISO”).

(4)
Includes 133,334 shares issuable upon the exercise of options granted under our 1995 Incentive Stock Plan (the “1995 Plan”) and 120,000 shares issuable upon the exercise of options granted pursuant to individual incentive agreements and not covered under any stockholder approved equity incentive plan (“NON-ISO”).

(5)
Includes 1,025,000 shares issuable upon the exercise of options granted pursuant to individual incentive agreements and not covered under any stockholder approved equity incentive plan (“NON-ISO”). Does not include 200,000 shares of Common Stock owned by Jennifer Portman, Dr. Portman’s wife, individually and as Trustee for his and her children, as to which Dr. Portman disclaims beneficial ownership.

(6)
Includes 70,000 shares issuable upon the exercise of options granted under our 1995 Plan and 35,000 shares issuable upon the exercise of options granted under our 2000 Incentive Stock Option Plan (the “2000 Plan”).

(7)	Includes 40,000 shares issuable upon the exercise of options granted under our 1995 Plan and 20,000 shares issuable upon the exercise of options granted under our 2000 Plan.

(8)
Includes 447,780 shares that are owned by Aquifer Opportunity Fund, L.P., of which Mr. Mizel is the Managing Principal of the General Partner. Mr. Mizel disclaims beneficial ownership of the shares owned by Aquifer Opportunity Fund, L.P., except to the extent of his pecuniary interest therein. Also includes 40,000 shares issuable to Mr. Mizel upon the exercise of options granted under our 2000 Plan.

(9)	Includes 40,000 shares issuable upon the exercise of options granted under our 2000 Plan.

Change of Control

          There are no arrangements known to us the operation of which may result in a change in control of the Company.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

          Six directors are to be elected at the Annual Meeting. The persons named as Proxies for this Annual Meeting intend to vote in favor of the election of the following nominees as our directors. If you do not wish your shares to be voted for any of the nominees, you may so indicate on the Proxy. All directors will be elected to hold office until the next annual meeting of stockholders in 2010 and until their successors are duly elected and qualified. All of the nominees are presently serving as our directors. Each of the nominees has consented to serve if elected. However, if any of the nominees should become unavailable prior to the election, the holder of the Proxies may vote the Proxies for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors to be elected. At this time, the Board of Directors knows of no reason why any nominee may be unavailable to serve. The nominees of the Board of Directors are as follows:

          JASON ASH, age 34, has served as our President, Chief Executive Officer and a Director since August 2008. Mr. Ash also served as our Chief Operating Officer and Director from January 2008 through July 2008. Prior to joining the Company, Mr. Ash worked internationally for Cadbury Schweppes in broad commercial management and consumer marketing, most recently as General Manager and Vice President of Cadbury Schweppes Americas Beverages (“CSAB”) Sports, Energy & Water Category Unit. Mr. Ash has served in various positions at Cadbury Schweppes both in the USA and Europe since 2002. During his tenure, Mr. Ash was responsible for the strategic development and commercialization of the growing Sports Energy and Water pipeline of CSAB in North America as well as a number of key business-changing roles in the UK, Turkey and Middle East. In addition to his considerable experience at Cadbury Schweppes, Mr. Ash has also held Marketing and Finance positions at Masterfoods and Unilever and his work has been nominated for a number of marketing industry awards.

          DR. ROBERT PORTMAN, age 64, currently serves as our non-executive Chairman of the Board of Directors. Since August 1, 2008, Dr. Portman has been Managing Principal of Signal Nutrition, a research and development company. He served as our Chief Executive Officer and Chief Scientific Officer from June 2005 through July 2008 and Chairman of the Board of Directors and Chief Scientific Officer since September 2004. He served as President from June 2005 through the end of calendar year 2007. From our inception to September 2004, Dr. Portman served as our President, Chief Executive Officer, and Chairman of the Board of Directors. Dr. Portman has a Ph.D. in Biochemistry and worked as a senior scientist at Schering Laboratories before co-founding M.E.D. Communications in 1974. In 1987, Dr. Portman started a consumer agency and, in 1993, he merged both agencies to form C&M Advertising with billings in excess of $100 million. Dr. Portman is coauthor of two books, Nutrient Timing and The Performance Zone. He has authored hundreds of articles on the role of nutrition in improving sports performance. He is a frequent guest on TV and radio and has been a keynote speaker at national coaches meetings on how nutritional intervention during and after exercise can improve athletic performance and speed muscle recovery. As the former Chief Scientific Officer of PacificHealth Laboratories, he obtained 12 patents for nutritional inventions to improve sports performance as well as to control appetite and help in the management of Type II diabetes.

          DAVID I. PORTMAN, age 68, has served as a Director from our inception. Mr. Portman has a BS in Pharmacy and an MBA. He worked as a sales representative and marketing manager for Eli Lilly, Beecham-Massengill, Winthrop Laboratories and Sandoz Pharmaceuticals before co-founding M.E.D. Communications in 1974. Currently, Mr. Portman is President of TRIAD Development, a real estate Company that has numerous commercial and rental properties in New Jersey.

          MICHAEL CAHR, age 69, was appointed to the Board of Directors in April 2002. Since September 2004, Mr. Cahr has been a General Partner at Focus Equity Partners, a private equity investment and management firm that acquires middle market companies and assists them in reaching their performance potential. Mr. Cahr has more than 30 years of experience as a venture capitalist, CEO and director of public and private companies. From September 2004 to June 2006, Mr. Cahr served as CEO of one of Focus Equity’s investments, C&M Pharmacy, a Glenview, Illinois, specialty pharmacy company, and engineered the sale of the company to Walgreen Co. Currently, Mr. Cahr acts as board member and advisor to another Focus investment, Business Only Broadband (BOB), a premier provider of carrier-class, fixed wireless primary and co-primary data network solutions for the business sectors in Chicago and the New York metropolitan area. Mr. Cahr also serves as a director of Make Music, a publicly-traded world leader in music education technology.

          ADAM MIZEL, age 39, was appointed to the Board of Directors in February 2007. Since September 2005, Mr. Mizel has been the Managing Principal of the General Partner of the Aquifer Opportunity Fund, L.P., an investment fund that takes a private equity approach to investing in small capitalization public companies. Mr. Mizel previously was Managing Director and Chief Operating Officer of Azimuth Trust, LLC, an alternative asset management firm from 2001 until 2005. Earlier, Mr. Mizel was a partner at Capital Z Partners, L.P., a private equity and alternative investment firm, and Managing Director at Zurich Centre Investments, Inc., the North American private equity unit of Zurich Financial Services Group. Mr. Mizel began his investment career at Morgan Stanley Capital Partners in 1991. Mr. Mizel also serves as a director of Cinedigm, Inc., a publicly-traded pioneer in the digital cinema industry.

          MARC PARTICELLI, age 63, was appointed to the Board of Directors in February 2007. Since July 2006, Mr. Particelli has been Chairman of the Board of Coactive Marketing Group (NASDAQ: CMKG), an integrated marketing communications agency. Mr Particelli served as interim President and Chief Executive Officer of Coactive from July 2006 through October 2006. From August 2005 until March 2006, Mr. Particelli was the Chief Executive Officer of TSM Corporation, a telecommunications company serving the Hispanic market. Mr. Particelli was Chairman of the Board, President and Chief Executive Officer of Modem Media, an interactive marketing services firm, from January 1991 until its acquisition by Digitas Inc. in October 2004. Earlier, Mr. Particelli was a partner at Oak Hill Capital Management, a private equity investment firm, and managing director at Odyssey Partners L.P., a hedge fund. Prior to entering the private equity business, Mr. Particelli spent 20 years with Booz Allen where he helped create the Marketing Industries Practice and led its expansion across Europe, Asia and South America. Mr. Particelli also currently serves as a director of, and investor in, several private companies and as an advisor to several private equity firms.

Family Relationships

          Robert Portman and David Portman are brothers. There are no other family relationships among our directors, executive officers or persons nominated or chosen to become our directors or executive officers.

The Board of Directors unanimously recommends that stockholders vote FOR the election of the slate of nominees set forth in this Proposal. Proxies received by the Board will be so voted unless stockholders specify otherwise on their Proxy cards. The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted shall be elected as directors.

CORPORATE GOVERNANCE

Director Independence

          During 2008, the following members of our Board of Directors were independent under the relevant Marketplace Rules of The NASDAQ Stock Market LLC: Michael Cahr, Adam Mizel and Marc Particelli. During 2008, Mr. Cahr served on the Audit Committee, the Compensation Committee and the Nominating Committee. During 2008, Mr. Mizel served on the Audit Committee and the Compensation Committee. During 2008, Mr. Particelli served on the Compensation Committee and the Nominating Committee. Messrs. Cahr, Mizel and Particelli satisfied the criteria set forth under the Marketplace Rules of The NASDAQ Stock Market LLC relating to the independence standards for members of the Audit Committee. Messrs. Cahr, Mizel and Particelli also satisfied a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation. Under applicable NASDAQ rules, members of the Compensation and Nominating Committees must be independent.

          Of the nominees standing for election at the Annual Meeting, our Board of Directors has determined that Messrs. Cahr, Mizel and Particelli satisfy the independence requirements of NASDAQ. The current members of the Audit Committee, Messrs. Cahr and Mizel, satisfy both the separate independence requirements of NASDAQ and the SEC for members of the Audit Committee. Messrs. Cahr, Mizel and Particelli currently serve on the Compensation Committee. Messrs. Cahr and Particelli serve on the Nominating Committee.

          Mr. Ash is not considered independent due to his role as President and Chief Executive Officer of the Company. Dr. Robert Portman is not considered independent as he was the former Chief Executive Officer within the last three years from the date of this proxy. Mr. David Portman is not considered independent because of his relationship to Dr. Robert Portman.

          For a director to be considered independent, the Board must determine that the director has no relationship, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors did not consider any transaction, relationship or arrangement not otherwise disclosed below under the heading “Transactions With Related Persons” in determining the independence of Messrs. Cahr, Mizel or Particelli.

Meetings and Committees of the Board of Directors

          Our business affairs are managed under the direction of the Board of Directors. During 2008, the Board of Directors met in person four times and met via telephonic conference call six times. In 2008, no incumbent Director attended fewer than 75% of the total number of Board meetings and meetings of committees upon which he served during the period for which he served as a director. The Board of Directors has established three standing committees: the Compensation Committee, the Audit Committee and the Nominating Committee.

Director Attendance at Company Annual Meetings

          We currently expect all of our directors to be in attendance at the Annual Meeting. It has been customary for our directors to attend our annual meetings of stockholders.

Compensation Committee

          Our Board of Directors has established a separately designated standing Compensation Committee. The Compensation Committee, which was formed in June 2002, did not take any action during the fiscal year ended December 31, 2008. The Compensation Committee was formed to set policies for compensation of our Chief Executive Officer and the other executive officers. The Compensation Committee does not delegate its authority regarding compensation, but does periodically seek input from Robert Portman in his capacity as our Chief Executive Officer regarding the amount of executive compensation for members of our senior management. Mr. Portman plays no role in determining or recommending the amount or form of compensation for the Chief Executive Officer position or our directors. To date, the Compensation Committee has not sought the advice of compensation consultants as to the amount or form of management compensation. The Compensation Committee does not have a written charter.

          The Compensation Committee has broad authority to review management’s performance, assess market competition and set guidelines for compensation of our directors and executive officers. Under the direction of the Compensation Committee, our compensation policies are designed to align the interests of our executives with those of stockholders. The goal of the policies is to improve profitability and long-term stockholder value by rewarding executives based on criteria set for corporate and individual performance. The compensation program and policies are also designed to aid in the attraction, motivation and retention of key personnel.

          The Compensation Committee uses a combination of salary, cash incentive compensation and equity-based incentive compensation as its total compensation package. The achievement of annual corporate and individual performance goals is a significant factor is assembling a total compensation package for our Chief Executive Officer, our President, and other members of senior management. In addition, the Compensation Committee periodically compares our executive compensation levels with those of companies with which we believe that we compete for attraction and retention of senior caliber personnel

          In December of each year, the Compensation Committee reviews the performance of the company, our Chief Executive Officer and our other executive officers for the fiscal year. The Compensation Committee also reviews at that time the corporate and individual goals for the next fiscal year. Upon completion of this review, the Compensation Committee either determines or recommends to the Board of Directors the compensation of all executive officers.

          During fiscal 2008, the Compensation Committee was composed of Mr. Cahr, Mr. Mizel, and Mr. Particelli. Currently, Messrs. Cahr, Mizel and Particelli are the members of the Compensation Committee.

Audit Committee

          The Board of Directors has established a separately designated standing Audit Committee. The Audit Committee met four times during fiscal year ended December 31, 2008. The Audit Committee performs the role described in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and reviews and discusses with our management and our independent auditors the audited and unaudited financial statements contained in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, respectively. Although our management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures, the Audit Committee reviews and discusses the reporting process with management on a regular basis. The Audit Committee also discusses with the independent auditors their judgments as to the quality of our accounting principles, the reasonableness of significant judgments reflected in the financial statements and the clarity of disclosures in the financial statements, as well as such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee amended its written charter on March 16, 2004. The Audit Committee Charter is available on our website - www.pacifichealthlabs.com.

          During fiscal 2008, the Audit Committee was composed of Mr. Cahr, (who was the chairman of the Audit Committee) and Mr. Mizel, each of whom meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under the Exchange Act and under the relevant Marketplace Rules of The NASDAQ Stock Market LLC. Currently, Messrs. Cahr, and Mizel are the members of the Audit Committee, each of whom meet such independence criteria.

Audit Committee Report

To the Board of Directors of
PacificHealth Laboratories, Inc.:

          The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2008 with management. The Audit Committee has discussed with Weiser LLP, the Company’s independent auditors for 2008, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from Weiser LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with Weiser LLP that firm’s independence. The Audit Committee has also discussed with our management and with the auditing firm such other matters and received such assurances from them, as we deemed appropriate.

          Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2008 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Michael Cahr, Chairman
Adam Mizel

          The foregoing report of the Audit Committee shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of our future filings with the SEC, except as may be explicitly specified by us in any future filing.

Nominating Committee and Nomination of Directors

          Our Nominating Committee was formed on March 16, 2004. The Nominating Committee did not meet during the year ended December 31, 2008.

          The Nominating Committee is responsible for identifying and recommending qualified candidates to serve on our Board of Directors, considering nominees for director recommended by stockholders and other Board members, and recommending selection and qualification criteria for directors. Messrs. Cahr and Particelli are currently the members of the Nominating Committee and are independent under relevant Marketplace Rules of The NASDAQ Stock Market LLC. Prior to formation of the Nominating Committee, nominations for the election of directors at annual meetings had generally been handled by the full Board of Directors.

          The Nominating Committee adopted its written charter on December 11, 2008. The Nominating Committee Charter is available on our website - www.pacifichealthlabs.com.

          Generally, the members of the Nominating Committee believe nominees for director should possess the highest personal and professional ethics, integrity and values and must be committed to representing the long-term interests of the stockholders. The Nominating Committee seeks candidates having experience in business, management, marketing, finance, regulatory matters, the sports nutrition and nutritional and dietary supplement industries, the pharmaceutical industry and in other areas that are relevant to our activities. Additionally, director nominees should have sufficient time to effectively carry out their duties.

          The Nominating Committee considers candidates that are put forward by stockholders. The proposed candidate’s name, and the information described below, should be sent to Stephen Kuchen, Chief Financial Officer and Secretary, at our principal executive offices located at 100 Matawan Road, Suite 420, Matawan, New Jersey, 07747-3913. Mr. Kuchen will then submit such information to the Nominating Committee for review and consideration. The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates developed internally. Other than candidates submitted by our directors and executive officers, we have not, in the past five years, received a proposed candidate for nomination from any large, long-term shareholder.

          Under our bylaws, notice of a proposed candidate must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice must be received by us not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or made public. The stockholder’s notice must state:

●	the name, age, business address and residence address of the candidate;
●	the principal occupation or employment of the candidate;
●	the class and number of our shares which are beneficially owned by the candidate;
●
any other information relating to the candidate that is required to be disclosed under the SEC’s proxy rules (including without limitation such person’s written consent to being named in any proxy statement as a nominee and to serving as a director if elected);

●	the name and address, as they appear on our books, of the stockholder making the proposal; and
●	the class and number of our shares which are beneficially owned by the stockholder making the proposal.

          Although we are not currently required to have a majority of independent directors on our Board of Directors, we continue to search for additional, highly qualified, individuals who would be deemed independent, to appoint to our Board of Directors.

          As a small company, we have generally used an informal process to identify and evaluate director candidates. Although we believe that identifying and nominating highly skilled and experienced director candidates is critical to our future, we have not engaged, nor do we believe that it is necessary at this time to engage, any third party to assist us in identifying director candidates. We have encouraged both independent directors and management-directors to identify nominees for the Board of Directors. We believe that as a result, we are presented with a more diverse and experienced group of candidates for discussion and consideration.

Stockholder Communications with the Board of Directors

          To date, we have not implemented a policy or procedure by which our stockholders can communicate directly with our directors. We are currently reviewing alternative policies and procedures for such communication and intend to have a policy in place before the end of fiscal year 2009. It has been management’s policy, however, to forward to the directors any communication received by us that is addressed to the directors.

Corporate Governance Documents

          Our Audit Committee Charter and Code of Ethics have been posted on our Internet website – www.pacifichealthlabs.com.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

          Our executive officers as of the date of this Proxy Statement are as follows:

Name	Position with the Company
Jason Ash	President and Chief Executive Officer
Stephen P. Kuchen	Vice President-Finance, Chief Financial Officer, Secretary, and Treasurer

          Information concerning Mr. Ash is included above in the biographical summaries of the nominees for director. Information concerning Mr. Kuchen is shown below.

          STEPHEN P. KUCHEN, age 48, has served as Vice President of Finance, Chief Financial Officer, Treasurer and Secretary since June 2000. Mr. Kuchen also served as a Director from June 2000 until May 2008 and Chief Operating Officer from September 2004 until January 1, 2008. Mr. Kuchen initially joined us in February of 2000 as Controller. Prior to joining us, Mr. Kuchen was employed from 1996 to 1999 as the Controller of Able Laboratories, a public company located in South Plainfield, New Jersey that manufactured and sold generic pharmaceuticals. Prior to his employment by Able Laboratories, Mr. Kuchen was the Controller of Jerhel Plastics, a privately owned manufacturer of women’s compact cases from 1993 to 1996. Mr. Kuchen is a graduate of Seton Hall University in South Orange, NJ, and is a Certified Management Accountant.

Summary Compensation of Executive Officers

The table below sets forth information concerning compensation paid to Jason Ash, Dr. Robert Portman and Stephen Kuchen in 2008 and 2007. None of our executive officers other than Mr. Ash, Dr. Portman and Mr. Kuchen received compensation of $100,000 or more in fiscal 2008 and 2007. As set forth below, our compensation program for our named executive officers consists of base salary and discretionary option awards.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)		Non- Equity Incentive Plan Compen- sation ($)	Nonqualified Deferred Compensa- tion Earnings ($)	All Other Compensa- tion ($)		Total ($)
(a)	(b)	(c)		(d)	(e)	(f)		(g)	(h)	(i)		(j)
Jason Ash, President, Chief Executive Officer and a Director	2008	$295,000	(1)	—	—	$79,352	(2)	—	—	$55,000	(1)	$429,352

Robert Portman, Chairman of the Board, Chief Executive Officer, President and Chief Scientific Officer	2008	$172,083	(3)	—	—	$216,883	(2)(3)	—	—	$129,740	(4)	$518,706
	2007	$295,000		—	—	$134,484	(2)	—	—	$11,700	(5)	$441,184

Stephen P. Kuchen, Chief Financial Officer, Treasurer, and Secretary	2008	$154,500		—	—	$32,439	(2)	—	—	$0	(6)	$186,939
	2007	$150,000		$4,000	—	$43,528	(2)	—	—	$0	(6)	$197,528

(1) Under the terms of his employment agreement in effect during 2008, Mr. Ash received an annual base salary of $295,000 and an all-inclusive relocation/travel/car stipend of $55,000.

(2) The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS 123(R) of awards of stock options and thus include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of this amount are included in Note A[10] of our audited financial statements for the fiscal year ended December 31, 2008 included in Part II – Item 8, Financial Statements of this Annual Report on Form 10-K and in Note A[10] of our audited financial statements for the year ended December 31, 2007 included in our Annual Report on Form 10-KSB filed with the SEC on March 7, 2008.

(3) Dr. Portman was employed as Chief Executive Officer through July 31, 2008 at a salary of $295,000 per annum. Under the terms of his Separation Agreement, effective August 1, 2008, all options fully vested.

(4) Includes a $6,825 auto allowance and, under the terms of his Separation Agreement effective August 1, 2008, Dr. Portman receives a non-compete payment of $24,583 per month through July 31, 2009.

(5) Consists of an auto allowance.

(6) Perquisites and other personal benefits in the aggregate were less than $10,000.

Employment Agreements

          The annual base salaries reflected in the Summary Compensation Table for Mr. Ash and Dr. Portman are fixed in their employment agreements, which are described below. We do not have a written or unwritten employment agreement with Mr. Kuchen. His annual base salary is determined by our Compensation Committee and is adjusted periodically.

Mr. Ash

          We entered into an employment agreement with Mr. Ash with an initial term beginning January 3, 2008 and ending December 31, 2009. The agreement automatically extends for a one-year period unless either party gives the other party at least 120 days written notice prior to the end of the initial term. Thereafter, the agreement will automatically extend for successive additional periods of one year unless either party gives the other party at least 90 days written notice prior to the end of the then current term. Notice by either party of a change in base salary, benefits or termination provisions of the agreement will be deemed a notice of non-renewal. In the event notice of non-renewal is given, but Mr. Ash continues to be employed by us following the expiration of a term, Mr. Ash’s base salary and benefits will continue to be governed by the terms of the agreement, and either party may terminate the agreement on not less than 90 days written notice to the other party.

          Under his employment agreement, Mr. Ash receives an initial annual base salary of $295,000. The amount of Mr. Ash’s annual base salary will be adjusted with a market increase consistent with his position, company performance, and Mr. Ash’s responsibilities and such increase will be no less than the change in the consumer price index for urban consumers in each year of renewal of his employment agreement. Mr. Ash is also entitled to receive annual bonus compensation, beginning with calendar year 2008, not to exceed 100% of Mr. Ash’s base salary, the eligibility for and amount of which shall be based upon the attainment of certain milestones agreed upon by Mr. Ash and the Compensation Committee of the Board of Directors. Mr. Ash is entitled to participate in all benefit plans offered from time to time to our senior executives. In addition, we provide Mr. Ash with an all-inclusive relocation/travel/car stipend of $55,000 for his first year of employment and $40,000 for the second year of employment. We also agreed to reimburse Mr. Ash for air travel to and from the UK for one trip per month during the first six months of his employment agreement up to a maximum of $2,500 per trip and to pay for all legal costs associated with obtaining a visa and through green card for Mr. Ash and his spouse. On August 5, 2008, we amended this employment agreement by removing the title of Chief Operating Officer and adding the title of Chief Executive Officer.

          On November 28, 2007, the date Mr. Ash’s employment agreement was executed, and pursuant to Mr. Ash’s employment agreement, the Board of Directors approved the issuance of options to purchase 600,000 shares of our common stock (the “Options”) at an exercise price of $0.65 per share, the closing price on the day of the Board’s approval, to vest as follows: 150,000 shares on January 3, 2009, 150,000 shares on January 3, 2010, 150,000 shares on January 3, 2011 and 150,000 shares on January 3, 2012. To the extent not previously exercised, the Options will terminate upon the earlier of (i) January 3, 2013 or (ii) 90 days following the termination of Mr. Ash’s employment with us. The Options were not issued pursuant to any of our Stock Option Plans but will be similar to those of our 2000 Incentive Stock Option Plan.

Dr. Portman

          We employed Dr. Portman under an employment agreement effective January 1, 2007. Under the employment agreement, Dr. Portman received a salary of $295,000 per year, as well as a car allowance in the amount of $975 per month. In addition, Dr. Portman was entitled to an annual bonus not to exceed 100% of his base salary. The term of Dr. Portman’s employment agreement would have terminated on December 31, 2008, unless terminated earlier by either Dr. Portman or by us. Dr. Portman had the right to terminate the employment agreement without cause on thirty days’ prior written notice, or with cause. We also had the right to terminate Dr. Portman’s employment agreement with or without cause. In addition, if we terminated Dr. Portman’s employment without cause, or if Dr. Portman terminated his employment with us for cause, any stock options granted to Dr. Portman, to the extent not already vested, will vest. Under the employment agreement, Dr. Portman also would have been entitled to payments upon his termination or upon a change-in-control of the Company as described below under the heading “Post-Termination or Change-In-Control Payments.” On August 5, 2008, we entered into a Separation Agreement with Dr. Portman whereby we would continue to pay the $295,000 salary for twelve months in exchange for a twelve-month non-compete provision. Also, all previously unvested options vested on this date.

Equity Awards in 2008

          During 2008, our Compensation Committee recommended, and our full Board of Directors approved, stock option awards to our executive officers as follows:

Executive Officer	Number of Shares of Common Stock Underlying Options	Exercise Price	Grant Date
Stephen Kuchen	50,000	$0.23	September 17, 2008

          The options listed above vest over a four-year period in equal, annual installments beginning on the first anniversary of the date of grant. The exercise price per share of the options is equal to the closing price, on the date of the grant, of our common stock on the Over-the-Counter Bulletin Board. The stock option award was not issued under any of our stock option plans, but the terms and conditions are similar to those of our 2000 Incentive Stock Option Plan. The material terms of the 2000 Incentive Stock Option Plan are described in Note H to our audited financial statements for the fiscal year ended December 31, 2008 included in Part II – Item 8, Financial Statements of this Annual Report on Form 10-K.

          On November 28, 2007, the date Mr. Ash’s employment agreement was executed, and pursuant to Mr. Ash’s employment agreement, the Board of Directors approved the issuance to him of options to purchase 600,000 shares of our common stock at an exercise price of $0.65 per share, the closing price on the day of the Board’s approval, to vest as follows: 150,000 shares on January 3, 2009, 150,000 shares on January 3, 2010, 150,000 shares on January 3, 2011 and 150,000 shares on January 3, 2012. Mr. Ash’s employment with us became effective January 3, 2008, thus he was not one of our named executive officers in 2007.

Outstanding Equity Awards at Fiscal Year-End

          The following table and its notes set forth information with respect to the value of all unexercised options previously awarded to each of the executive officers at the fiscal year end, December 31, 2008.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)

Jason Ash, President, Chief Executive Officer and a Director	—		600,000	(1)	—	$0.65	01/13/2013	—	—	—	—

Stephen P. Kuchen, Chief Financial	—		50,000	(2)	—	$0.23	09/17/2013	—	—	—	—
Officer, Treasurer, and Secretary	33,333	(3)	16,667	(3)	—	$1.13	12/13/2011
	66,666	(4)	33,334	(4)	—	$0.60	02/13/2011

	120,000	(5)	—		—	$0.70	10/01/2009

(1) These options vest in four equal annual installments beginning on January 3, 2009.

(2) These options vest in four equal annual installments beginning on September 17, 2009.

(3) These options vest in three equal annual installments beginning on December 13, 2007.

(4) These options vest in three equal annual installments beginning on February 13, 2007.

(5) These options vested in four equal annual installments beginning on October 1, 2004 and are fully vested as of October 1, 2007.

Post-Termination or Change-In-Control Payments

          Under his employment agreement with us, Mr. Ash has the right to receive payments upon his termination in certain circumstances and in the event of a change-in-control of the Company.

          If we terminate Mr. Ash’s employment without cause or if Mr. Ash terminates his employment for good reason, Mr. Ash will be entitled to receive twelve months base salary at the then current rate, payable in accordance with our usual practices. In the event that Mr. Ash continues to receive any other cash compensation from us following such termination or if Mr. Ash commences any substantially full-time employment during such twelve-month period, the remaining amount of severance pay due shall be reduced dollar-for-dollar.

          If Mr. Ash’s employment is terminated by us for any reason other than Mr. Ash’s death, we, at our election, by notice to Mr. Ash given not later than ten days after such termination, shall have the right to require Mr. Ash to agree to a restrictive covenant prohibiting Mr. Ash from competing with us for a period of one year. As a condition to Mr. Ash’s observance of this restrictive covenant, we will pay Mr. Ash twelve months base salary at the then current rate, payable in accordance with our usual practices. Such payment shall be in lieu of, rather than in addition to, any other severance payments, other than the Change in Control Payment, due under the employment agreement. In addition, in the event that Mr. Ash receives compensation from any other substantially full-time employment, we shall have the option to continue such payments in full without any dollar-for-dollar reduction.

          In the event of a “change in control and a contemporaneous or subsequent termination of employment by Mr. Ash for Good Reason or termination by us without cause, Mr. Ash will be paid, in addition to any other severance payments due to Mr. Ash, a lump sum equal to half his annual base salary in effect immediately prior to the change in control. In addition, upon such a termination, all unvested stock options held by Mr. Ash will immediately become accelerated and vested. Any payment due in the event of a Change in Control will be paid upon the completion of the Change in Control

          Under our arrangement with Mr. Kuchen, in the event of a sale, merger or change in control of the Company, Mr. Kuchen will receive one-half of his annual salary and all of his options would become immediately vested. If Mr. Kuchen were subsequently terminated, Mr. Kuchen would receive one-half of his annual salary as severance.

Director Compensation Table

          In the past, we have compensated our non-employee Directors with awards of options to purchase shares of our common stock at an exercise price equal to the closing trading price of our common stock on the Over-the-Counter Bulletin Board on the date of grant. On occasions, we have also used the closing price on the date prior to grant. In 2008, we compensated our non-employee Directors with stock grants equal to $4,100 for the second quarter of 2008 and $7,500 for each of the third and fourth quarters of 2008. The number of shares granted was calculated by dividing the value of the grant by the closing price of our common stock on the Over-the-Counter Bulletin Board on the last date of the quarter being compensated. In 2009, we intend to compensate each non-employee Director with a similar grant of stock with a value of $6,000 per quarter plus an additional $6,000 per quarter for each non-employee Director that serves either on a Board Committee or acts as Chairman of the Board.

          Dr. Robert Portman, our Chairman of the Board and former Chief Executive Officer and Jason Ash, our current Chief Executive Officer received no compensation for their services as Directors because they are employees of the Company. Dr. Portman now receives Board compensation as outlined above now that he is considered a non-employee Director. The compensation received by Dr. Portman, Mr. Ash, and Mr. Kuchen as employees of the Company is shown in the Summary Compensation Table on page 10.

Director Compensation Table

          The table below summarizes the compensation that we paid to non-employee Directors for the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)

David I. Portman	—	$19,100	$28,425	(1)	—	—	—	$47,525

Michael Cahr	—	$19,100	$28,425	(1)	—	—	—	$47,525

Adam Mizel	—	$19,100	$18,980	(1)	—	—	—	$38,080

Marc Particelli	—	$19,100	$18,980	(1)	—	—	—	$38,080

Robert Portman	—	$12,500	—		—	—	—	$12,500

(1) The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS 123(R) of awards of stock options and thus include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of this amount are included in Note A[10] of our audited financial statements for the fiscal year ended December 31, 2008 included in Part II – Item 8, Financial Statements of this Annual Report on Form 10-K and in Note A[10] of our audited financial statements for the year ended December 31, 2007 included in our Annual Report on Form 10-KSB filed with the SEC on March 7, 2008. As of December 31, 2008, each Director had the following number of options outstanding: David I. Portman – 105,000; Michael Cahr – 60,000; Adam Mizel – 40,000; Marc Particelli – 40,000.

TRANSACTIONS WITH RELATED PERSONS

          During the last two fiscal years, we have not entered into any material transactions or series of transactions which, in the aggregate, would be considered material in which any officer, director or beneficial owner of 5% or more of any class of our capital stock, or any immediate family member of any of the preceding persons, had a direct or indirect material interest, nor are any such transactions presently proposed, except as follows:

          (a)          Effective January 5, 2007, we terminated the amended and restated Investors Rights Agreement that we initially entered in with Hormel Health Labs LLC on January 28, 2005. The other party to this transaction was Diamond Crystal Sales, LLC, which acted in its capacity as successor to Hormel following Hormel’s merger with and into Diamond effective October 31, 2006. In addition, effective as of January 5, 2007, we, Diamond and Dr. Robert Portman terminated the Right of First Refusal and Co-Sale Agreement into which we, Hormel and Dr. Portman had previously entered on January 28, 2005. The termination of the Investors Rights Agreement and the Co-Sale Agreement occurred in connection with Diamond’s sale of the 909,091 shares of our common shares previously held by Hormel in a private transaction to certain purchasers effective January 5, 2007. Hormel had acquired the 909,091 shares of our common stock upon its conversion of the 90,909 shares of our Series A Convertible Preferred Stock that it purchased pursuant to the Series A Preferred Stock Purchase Agreement on January 28, 2005. Upon the closing of Diamond’s sale of the common stock, the Investor Rights Agreement and the Co-Sale Agreement, and all rights, duties, obligations and liabilities of the parties under the agreements, terminated. This included termination of any liability for breach or non-fulfillment of either agreement prior to the sale of the common stock. The purchasers of the shares of common stock sold by Diamond included Dr. Robert Portman and our Directors, David Portman and Michael Cahr, each of whom purchased 100,000 shares at $0.95 per share. Messrs. The purchasers also included the Aquifer Opportunity Fund of which Adam Mizel is the Managing Principal. At the time of the transaction, Mr. Mizel was not yet one of our Directors.

         (b)          On February 16, 2007, our Board of Directors approved the sale of an aggregate of 243,243 shares of our common stock to newly appointed Director Mr. Particelli and Aquifer Opportunity Fund, L.P., of which Mr. Mizel, is the Managing Principal of the General Partner, for an aggregate purchase price of $450,000. The purchase price of $1.85 per share was based on the 10-day average closing price as of February 15, 2007. The shares were issued pursuant to the terms and conditions of a Stock Purchase Agreement, dated February 22, 2007 entered into by us with Aquifer Opportunity Fund, L.P. and Mr. Particelli. Pursuant to the terms of the Purchase Agreement, the holders of the Shares are entitled to piggyback registration rights and demand registration rights in the event Mr. Mizel is no longer a Director. Under the Purchase Agreement, Mr. Particelli acquired 54,054 shares for $100,000 and Aquifer Opportunity Fund L.P. acquired 189,189 for $350,000.

          (c)          On October 23, 2008, our Board of Directors approved the sale of an aggregate of 500,000 shares of our common stock to Jason Ash, our Chief Executive Officer and other members of our management team for an aggregate purchase price of $150,000. The Board, including all independent directors, determined the purchase price of $0.30 per share represented fair market value. On the date the stock was purchased, the closing price was $0.27 per share.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Exchange Act requires that our directors and executive officers, and any persons who own more than ten percent of our common stock, file with the Securities and Exchange Commission, or SEC, initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such persons are required by SEC regulations to furnish us with copies of all such reports that they file. To our knowledge, based upon our review of these reports, all Section 16 reports required to be filed by our directors, executive officers and beneficial owners during the fiscal year ended December 31, 2008 were filed on a timely basis , with the exception of the following reports which were filed late:

●
The Statement of Changes in Beneficial Ownership of Securities on Form 4 filed by Robert Portman was filed late. This Form 4 disclosed the acquisition by Dr. Portman of shares of our common stock at market prices on June 25, 2008, June 27, 2008, July 7, 2008 and July 11, 2008.

PROPOSAL NO. 2. APPROVAL OF 2010 STOCK PLAN

          The shareholders of the Company are asked to approve the PacificHealth Laboratories, inc. 2010 Stock Plan (the “2010 Stock Plan” or “Plan”), in the form attached as Exhibit A to this Proxy Statement. The Board of Directors has approved the Plan, subject to the approval of shareholders. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting is required to approve the Plan.

The Board of Directors and Management recommend that you vote FOR ratification of the 2010 Stock Plan. Proxies received by the Board will be so voted unless stockholders specify otherwise on their Proxy cards.

Summary of Plan

          The principal features of the 2010 Stock Plan are as follows:

Purpose

          The purpose of the 2010 Stock Plan is to enable the Company to provide certain employees, consultants and advisors of the Company and its subsidiaries, as well as non-employee members of the Company’s Board of Directors, with the opportunity to receive certain equity awards. Such awards may be in the form of incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), options that are not incentive stock options (“non-ISOs”) or restricted stock. ISOs may be granted only to employees. Awards under the Plan are intended to be a performance incentive to eligible employees, consultants, advisors and directors whose present and potential contributions are important to the Company’s success, and to help the Company compete with other companies to hire and retain such persons. The adoption of the 2010 Plan was intended to ensure that a reasonable number of shares will be available to meet these needs.

          The Company currently has nine employees and five non-employee directors.

Shares Reserved for Issuance

          An aggregate of 1,500,000 shares of Common Stock have been reserved for issuance under the Plan. As of May 4, 2009, such shares had a market value of $300,000, based on the $0.20 closing price of the Common Stock as reported by The Over-The-Counter Bulletin Board (“OTCBB”) on such date. Unless the Board of Directors provides otherwise, shares covered by expired or terminated options are available for subsequent awards under the Plan. The Plan will become effective on January 1, 2010, and no stock option that is intended to be an ISO may be granted under the Plan more than ten years after the Plan is approved by shareholders.

Administration

          The 2010 Stock Plan will be administered by the Company’s Board of Directors or by a committee which may consist of two or more persons who are “outside directors.” References in this section to “Board” means the Company’s Board of Directors or means such committee if one has been appointed.

          The Board has broad discretion to determine the individuals entitled to participate in the Plan and to prescribe conditions (such as the completion of a period of employment) that must be satisfied before awards vest. The Board also has the authority to determine the persons or entities to whom and the time at which awards under the Plan are granted, the number of shares of Common Stock to be subject to awards and the price and other terms and conditions of the awards.

          Generally, awards under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, except that the Board may decide to permit transfers of awards other than ISOs.

Options

          ISOs and non-ISOs are collectively referred to in this section as “Options.”

          The exercise price of an Option granted under the Plan may not be less than the fair market value of the Common Stock on the date of grant (110% of fair market value in the case of an ISO granted to an individual who at the time of the grant owns more than 10% of the combined voting power of the Company’s Common Stock).

          Upon exercise of an Option, the exercise price for the Option Shares purchased is payable in cash, by certified check payable to the order of the Company, or by such other mode of payment as the Board may approve.

          The term of an Option may not be more than ten years (five years in the case of an ISO granted to an individual who at the time of the grant owns more than 10% of the combined voting power of the Company’s Common Stock).

          Except as provided below, an Option may only be exercised while the Option grantee is employed by or providing service to the Company as an employee, consultant, advisor or member of the Board. Except as otherwise provided by the Board, a grantee’s Options shall terminate as of the date the grantee ceases to be employed by or provide service to the Company, except that any of the grantee’s options that are exercisable as of such date may terminate later as described below.

Reason for termination of employment or service	Option expires on date below, but in any event no later than the date of expiration of the Option term

Termination by the Company without Cause (as defined in the Plan) or termination by the grantee after at least 90 days advance written notice	90 days after the date on which the grantee ceases to be employed by or provide service to the Company

Termination because grantee is Disabled (as defined in Plan)	One year after the date on which the grantee ceases to be employed by or provide service to the Company

Termination because grantee dies while employed by or providing service to the Company, or within 90 days after the date on which the grantee ceases to be employed by or provide service as a result of a termination by the Company without Cause, or if the grantee provides the Company with at least 90 days advance written notice of termination of employment
One year after the date on which the grantee ceases to be employed by or provide service to the Company

          In addition, if the Board determines that the grantee has engaged in conduct that constitutes Cause at any time while the grantee is employed by or providing service to the Company or after the grantee’s termination of employment or service, any Option held by the grantee shall immediately terminate and the grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered share certificates, upon refund by the Company of the exercise price paid by the grantee for such shares.

Restricted Stock

          Restricted stock may be granted under the Plan for consideration or no consideration and subject to restrictions as determined by the Board.

          If the grantee ceases to be employed by or provide service to the Company during a period designated in the grant instrument as the restriction period, the restricted stock shall terminate as to all shares covered by the grant as to which the restrictions have not lapsed and those shares of Company Stock must be returned to the Company.

          Unless the Board determines otherwise, during the restriction period, the grantee shall have the right to vote shares of restricted tock and to receive any dividends or other distributions on such shares.

Change of Control

          30 days prior to a Change of Control (as defined in the Plan), unless the Board determines otherwise, all outstanding Options shall become exercisable in full and the restrictions on all outstanding restricted stock shall lapse.

          Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Alternatively, with respect to outstanding Options, the Board may require that grantees surrender their outstanding Options in exchange for payment by the Company of the amount by which the fair market value of the shares subject to the Option exceed the exercise price or may, after giving the grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options.

Amendments and Adjustments

          If there is any change in the number or kind of shares of Company Stock outstanding by reason of stock dividend, stock split, reclassifications and recapitalizations or other changes in the Company’s capital structure, as well as merger, reorganization or otherwise, the Board may adjust the maximum number of shares of Company Stock available for grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding grants, the kind of shares issued under the Plan and the price per share or the applicable market value of such grants to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such grants.

The Board may amend or terminate the Plan at any time, provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements.

Federal Income Tax Consequences

ISOs

          The value of an ISO is not included in the grantee’s income at the time of grant, and the grantee does not recognize income on exercise of an ISO. However, when calculating income for alternative minimum tax purposes, the excess (if any) of the fair market value of the shares acquired over the exercise price (the “spread”) generally will be considered part of income. When the grantee sells shares of Common Stock acquired through exercise of an ISO, all gain or loss on the sale of the shares is treated as capital gain or loss, as long as the grantee has held the shares for one year after exercise and two years after grant (the “holding period”). In that case, the Company will not be entitled to a deduction. If the grantee has held the shares for at least one year, the capital gain or loss will be taxed as long-term capital gain or loss. If the grantee sells shares of Common Stock acquired through exercise of an ISO before the holding period (called a “disqualifying disposition”), the spread, up to the amount of the gain on disposition, will be ordinary income at the time of the disqualifying disposition. In this event, the Company is entitled to a deduction.

Non-ISOs

          The value of a non-ISO is not included in the grantee’s income at the time of grant, unless the non-ISO has a readily ascertainable fair market value at the time of grant. On exercise, the difference between the exercise price of the non-ISO and the fair market value of the shares of Common Stock acquired will be recognized as ordinary income, subject to federal income tax withholding. In that case, the Company will be allowed a deduction. When the grantee sells shares of Common Stock acquired through exercise of the non-ISO, all further gain or loss on the sale will be characterized as capital gain or loss. If the grantee has held the shares for at least one year, the capital gain or loss will be taxed as long-term capital gain or loss.

Restricted Stock

          The grantee will not recognize income tax in connection with the grant of restricted stock, assuming the restrictions are sufficient to prevent such taxation. Rather, the grantee will recognize ordinary income on the date the restrictions lapse in an amount equal to the fair market value of the shares on such date (less the purchase price paid by the grantee, if any). The Company is entitled to a corresponding deduction on the date the restrictions lapse. However, the grantee may elect under Code Section 83(b) to recognize ordinary income at the time of grant in an amount equal to the fair market value of the shares on the date of grant (determined without regard to the restrictions). In this event, the Company will have a corresponding deduction. If the grantee elects such early taxation under Section 83(b), there is no further income recognition at the time the restrictions lapse, and the Company will not be entitled to any additional deduction. In this case, gain or loss recognized by the grantee upon later sale of the shares will be capital gain or loss.

Withholding

          Income or employment taxes may be required to be withheld by the Company in connection with awards made under the plan. The grantee will be required to pay the Company in cash the amount required to be withheld or to arrange for payment by having shares of Common Stock that otherwise would be delivered to the grantee withheld or by delivering previously owned shares of Common Stock to us in order to satisfy the withholding obligation.

Plan Benefits

          As awards under the 2010 Stock Plan will be discretionary, the Company cannot currently determine the recipients and number of awards that will be made pursuant to the 2010 Stock Plan. Information concerning options received by the Company’s present directors and certain past and present executive officers of the Company under the Company’s 1995 and 2000 Stock Option Plans are described in the footnotes to the Security Ownership table which begin on page 2 of this Proxy Statement, and in the tables under the caption “Option Awards” beginning on page 10.

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF AUDITORS

          Weiser LLP (“Weiser”) served as our independent auditors for the audit of our financial statements for the fiscal year ended December 31, 2008. The Audit Committee has appointed Weiser as our independent auditors for the fiscal year ending December 31, 2009.

          A proposal to ratify that appointment will be presented at the Annual Meeting. If the stockholders do not ratify the appointment of Weiser, the Audit Committee is not obligated to appoint other auditors but will give consideration to such unfavorable vote.

          Representatives of Weiser are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from the stockholders.

The Board of Directors and Management recommend that you vote FOR ratification of the appointment of Weiser LLP as our independent auditors for the fiscal year ending December 31, 2009. Proxies received by the Board will be so voted unless stockholders specify otherwise on their Proxy cards.

Fees Paid to Auditors

          Weiser served as our independent auditors for the years ended December 31, 2008 and December 31, 2007. We have been billed the fees set forth below in connection with services rendered by the independent auditors to us:

Fee Category	Fiscal 2008		Fiscal 2007
Audit Fees¹		$95,875		$90,463
Audit-Related Fees[2]	$	- 0 -	$	- 0 -
Tax Fees[3]		$3,300		$10,105
All Other Fees[4]	$	- 0 -		$5,000
TOTAL		$99,575		$105,568

          ¹Audit fees consisted of fees for the audit of our annual financial statements and review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, comfort letters, consents and assistance with and review of our documents filed with the SEC.

              2Audit-related fees consisted of fees for assurance and related services, including primarily employee benefit plan audits, due diligence related to acquisitions, accounting consultations in connection with acquisitions, consultation concerning financial accounting and reporting standards and consultation concerning matters related to Section 404 of the Sarbanes Oxley Act of 2002.

               3Tax fees consisted primarily of fees for tax compliance, tax advice and tax planning services.

               4Other fees consisted of prior auditors consents in conjunction with 1933 Act filings.

Policy for Pre-Approval of Audit and Non-Audit Services

          The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that our independent auditor is permitted to perform for us under applicable federal securities regulations. As permitted by the applicable regulations, the Audit Committee’s policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the Audit Committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

          The pre-approval policy was implemented effective as of March 16, 2004. All engagements of the independent auditor to perform any audit services and non-audit services since that date have been pre-approved by the Audit Committee in accordance with the pre-approval policy. The policy has not been waived in any instance. All engagements of the independent auditor to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance its normal functions.

OTHER INFORMATION

Annual Report

          We delivered copies of our Annual Report for the year ended December 31, 2008 with this Proxy Statement. Stockholders are referred to the report for financial and other information about us, but the report is not incorporated into this Proxy Statement and is not a part of the proxy soliciting material. Stockholders may obtain a copy of the full Annual Report to Stockholders and/or our annual report to the SEC on Form 10-KSB, without charge, by writing to the Secretary of the Company at 100 Matawan Road, Suite 420, Matawan, New Jersey, 07747-3913.

Other Matters

          We are not aware of any other business to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, however, the enclosed Proxy confers discretionary authority with respect thereto.

Stockholder Proposals for 2010 Annual Meeting

          Any proposal by a stockholder intended to be presented at the 2010 Annual Meeting of stockholders must be received by the Company at the Company’s principal executive offices, 100 Matawan Road, Matawan, NJ 07747-3913, Attention: Secretary, no later than January 8, 2010 in order to be included in the proxy materials and form of proxy relating to the 2010 Annual Meeting. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy materials.

          For business to be properly brought before the 2010 Annual Meeting by a stockholder in a form other than a stockholder proposal, any stockholder who wishes to bring such business before the 2010 Annual Meeting of stockholders must give notice of such business in writing to our Secretary at the address stated in the previous paragraph, not less than 60 nor more than 90 days prior to the 2010 Annual Meeting. In the event that less than 70 days notice or prior disclosure of the date of the meeting is given or made to stockholders, notice of such business to be timely must be received by the Company not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The stockholder’s notice of such business must provide information about the stockholder proposing such business and the nature the business, as required by our Amended and Restated Bylaws. A copy of these Bylaw requirements will be provided upon request in writing to our principal executive offices, 100 Matawan Road, Matawan, NJ 07747-3913, Attention: Secretary.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Stephen P. Kuchen
Stephen P. Kuchen, Secretary

Dated: May 11, 2009

          Exhibit A

PACIFICHEALTH LABORATORIES, INC.
2010 STOCK PLAN

          The purpose of the PacificHealth Laboratories, Inc. 2010 Stock Plan (the “Plan”) is to provide (i) designated employees of PacificHealth Laboratories, Inc. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, nonqualified stock options and restricted stock. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

1.       Administration

          (a)          Board or Committee. The Plan shall be administered and interpreted by the Board or by a committee which may consist of two or more persons who are “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the Board may ratify or approve any grants as it deems appropriate. References in the Plan to the “Board” shall be deemed to refer to the committee.

          (b)          Board Authority. The Board shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant and (v) deal with any other matters arising under the Plan.

          (c)          Delegation. The Board may delegate certain of its duties to one or more of its members or to one or more agents as it may deem advisable. The Board may employ attorneys, agents, consultants, accountants or other persons, and shall be entitled to rely upon the advice, opinions or valuations of such persons.

          (d)          Board Determinations. The Board shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Board’s interpretations of the Plan and all determinations made by the Board pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Board shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.        Grants

          Awards under the Plan may consist of grants of incentive stock options as described in Section 5 (“Incentive Stock Options”), nonqualified stock options as described in Section 5 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”) and restricted stock as described in Section 6 (“Restricted Stock”) (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Board deems appropriate and as are specified in writing by the Board to the individual in a grant instrument or an amendment to the grant instrument (the “Grant Instrument”). The Board shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

3.       Shares Subject to the Plan

          (a)          Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock, par value $0.0025 per share, of the Company (“Company Stock”) that may be issued or transferred under the Plan or upon which awards under the Plan may be granted is 1,500,000 shares, all of which may be issued pursuant to Incentive Stock Options. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Restricted Stock are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan, unless otherwise provided by the Board.

          (b)          Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value or (iv) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding and conclusive.

4.       Eligibility for Participation

          (a)          Eligible Persons. All employees of the Company and its subsidiaries (“Employees”) and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

          (b)          Selection of Grantees. The Board shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Board determines. Employees, Non-Employee Directors and Key Advisors who receive Grants under this Plan shall hereinafter be referred to as “Grantees.”

5.       Granting of Options

          (a)          Type of Option and Price.

                        (i)          The Board may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or a parent or subsidiary (within the meaning of Section 424(f) of the Code). Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors. Unless otherwise provided in the Grant Instrument, any Option granted under this Plan to an Employee is intended to be an Incentive Stock Option; provided, however, that if the Plan is not approved by the Company’s stockholders within 12 months of the Plan’s effective date, all Options granted under the Plan will be Nonqualified Stock Options.

                         (ii)          The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Board and must not be less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

                        (iii)          The Fair Market Value per share of the Company Stock shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the closing price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Board determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Board.

          (b)          Option Term. The Board shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant, which date of grant is determined by the Board. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

          (c)          Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Board and specified in the Grant Instrument. Unless a different vesting schedule is specified by the Board in a Grant Instrument, Options granted under this Plan shall vest in one-quarter increments over 4 years beginning with the first annual anniversary of the date of grant. The Board may accelerate, and may provide in the Grant Instrument for the acceleration of, the exercisability of any or all outstanding Options at any time for any reason.

          (d)          Reload Options. In the event that shares of Company Stock are used to exercise an Option, the terms of such Option may provide for a Grant of additional Options, or the Board may grant additional Options, to purchase a number of shares of Company Stock equal to the number of whole shares used to exercise the Option and the number of whole shares, if any, withheld in payment of any taxes. Such Options shall be granted with an Exercise Price equal to the Fair Market Value of the Company Stock on the date of grant of such additional Options, or at such other Exercise Price as the Board may establish, for a term not longer than the unexpired term of the exercised Option and on such other terms as the Board shall determine.

          (e)          Dividend Equivalents. The Board may not grant dividend equivalents in connection with Options granted under the Plan.

          (f)          Limit on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by an Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

          (g)     Termination of Employment, Disability or Death.

                    (i)          Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Company for any reason other than (A) termination by the Company without Cause (as defined below), (B) termination of employment or service by the Grantee after at least 90 days advance written notice by the Grantee of the effective date of such termination, (C) Disability (as defined below) or (D) death, any Option held by the Grantee shall terminate immediately (unless the Board specifies otherwise). In addition, notwithstanding any other provision of this Section 5, if the Board determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Company or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

                    (ii)          In the event that a Grantee ceases to be employed by, or provide service to, the Company as a result of a termination without Cause by the Company, or if the Grantee provides the Company with at least 90 days advance written notice of the effective date of such termination of employment or service with the Company, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Board, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

                    (iii)          In the event the Grantee ceases to be employed by, or provide service to, the Company because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Board, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

                    (iv)          If the Grantee dies while employed by, or providing service to, the Company or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(g)(ii) above (or within such other period of time as may be specified by the Board), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Board, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

                    (v)          For purposes of this Section 5(g) and Section 6:

                                   (A)          The term “Company” shall mean the Company and its parent and subsidiary corporations or other entities, as determined by the Board.

                                   (B)          “Employed by, or provide service to, the Company” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and satisfying conditions with respect to Restricted Stock, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Board determines otherwise.

                                  (C)          “Disability” shall mean a Grantee’s becoming disabled under the Company’s long-term disability plan, or, if the Grantee is not covered under such plan or no such plan is maintained, and in the case of an Incentive Stock Option, “Disability” shall mean a Grantee’s becoming disabled within the meaning of Section 22(e)(3) of the Code.

                                   (D)          “Cause” shall mean, except to the extent specified otherwise by the Board, a finding by the Board that the Grantee (i) has breached his or her employment or service contract with the Company, (ii) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, (iii) has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, (iv) has breached any written confidentiality, non-competition or non-solicitation agreement between the Grantee and the Company or (v) has engaged in such other behavior detrimental to the interests of the Company as the Board determines.

                    (vi)          Notwithstanding anything set forth above, the Board may provide that an Option granted to a Key Advisor shall not terminate or otherwise be affected by any termination of service by the Key Advisor.

          (h)          Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. Along with the notice of exercise, the Grantee shall pay the Exercise Price in respect of the exercise of an Option as specified by the Board (i) in cash, (ii) with the approval of the Board, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Board deems appropriate) valued at Fair Market Value on the date of exercise, (iii) with the approval of the Board, by surrender of outstanding awards under the Plan or (iv) by such other method as the Board may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the amount of any withholding tax due (pursuant to Section 7) at the time of exercise.

6.       Restricted Stock

          The Board may grant Restricted Stock to an Employee, Non-Employee Director or Key Advisor, upon such terms as the Board deems appropriate. The following provisions are applicable to Restricted Stock:

          (a)          General Requirements. Shares of Company Stock issued or transferred pursuant to a Grant of Restricted Stock may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Board. The Board may, but shall not be required to, establish conditions under which restrictions on Restricted Stock shall lapse over a period of time or according to such other criteria as the Board deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

          (b)          Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Section 5(g)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Board may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

          (c)          Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 8(a). A stock certificate representing the shares of Restricted Stock shall be registered in the Grantee’s name but shall be held in the custody of the Company for the Grantee’s account.

          (d)          Right to Vote and to Receive Dividends. Unless the Board determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares.

          (e)          Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Board. The Board may determine, as to any or all Restricted Stock, that the restrictions shall lapse without regard to any Restriction Period.

7.       Withholding of Taxes

          (a)          Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other amounts paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. The Company may require that the Grantee or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

          (b)          Election to Withhold Shares. If the Board so permits, a Grantee may elect, in the form and manner prescribed by the Board, to satisfy the Company’s income tax withholding obligation with respect to Options or Restricted Stock paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

8.       Transferability of Grants

          (a)          Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Board, pursuant to a domestic relations order or otherwise as permitted by the Board. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

          (b)          Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Board may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Board may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

9.       Change of Control of the Company

          As used herein, a “Change of Control” shall be deemed to have occurred if:

          (a)          Unless the Board approves such acquisition, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, in a single transaction, of securities of the Company representing more than 50 percent of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a stockholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50 percent of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

          (b)          Unless the Board approves such acquisition, if in any series of acquisitions any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 2/3 of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a stockholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 2/3 of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or

          (c)          The consummation of (i) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50 percent of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) a sale or other disposition of all or substantially all of the assets of the Company or (iii) a liquidation or dissolution of the Company.

10.     Consequences of a Change of Control

          (a)          Notice and Acceleration. 30 days prior to a Change of Control, unless the Board determines otherwise, (i) all outstanding Options shall become exercisable in full and (ii) the restrictions and conditions on all outstanding Restricted Stock shall lapse. Notwithstanding the foregoing, the Board may provide in one or more particular Grant Instruments for accelerated vesting in connection with a Change in Control without any Board discretion to determine otherwise. The Board shall provide notice to Grantees of the Change of Control as soon as practicable prior to the Change of Control.

          (b)          Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

          (c)          Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Board may take one or both of the following actions with respect to any or all outstanding Options: (i) the Board may require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Board, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options exceeds the Exercise Price of the Options; or (ii) the Board may, after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Board deems appropriate. Such surrender or termination or settlement shall take place as of the date of the Change of Control or such other date as the Board may specify.

          (d)          Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Board shall not have the right to take any actions described in the Plan (including without limitation actions described in subsection (c) above) that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right or action, the Change of Control would qualify for such treatments and the Company intends to use such treatments with respect to the Change of Control.

11.     Requirements for Issuance or Transfer of Shares

          (a)          Stockholder’s Agreement. The Board may require that a Grantee execute a stockholder’s agreement, with such terms as the Board deems appropriate, with respect to any Company Stock issued or distributed before a Public Offering pursuant to this Plan.

          (b)          Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Board. The Board shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Board shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

          (c)          Lock-Up Period. If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), a Grantee (including any successors or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the 30-day period preceding and the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwritten offering (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the “Market Standoff Period”). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

12.     Cancellation and Rescission of Options and Restricted Stock

          (a)          Unless the Grant Instrument specifies otherwise, the Board may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired or unpaid Options or Restricted Stock (for purposes of this Section 12, an “Award”) at any time if the Grantee is not in compliance with all applicable provisions of the Grant Instrument and the Plan, or if the Grantee engages in any “Detrimental Activity.” For purposes of this Section 12, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material, in violation of the Company’s applicable agreement with the Grantee or of the Company’s applicable policy regarding confidential information and intellectual property; (iii) the failure or refusal to disclose promptly and to assign to the Company, pursuant to the Company’s applicable agreement with the Grantee or to the Company’s applicable policy regarding confidential information and intellectual property, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Grantee during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company, or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent in the United States and where appropriate in other countries; (iv) activity that results in termination of the Grantee’s employment for cause; (v) a violation of any rules, policies, procedures or guidelines of the Company, including (but not limited to) the Company’s business conduct guidelines; (vi) any attempt (directly or indirectly) to induce any employee of the Company to be employed or perform services elsewhere or any attempt (directly or indirectly) to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (vii) the Grantee’s being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

          (b)          Upon exercise, payment or delivery pursuant to an Award, the Grantee shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Grantee fails to comply with the provisions of paragraphs (a)(i)-(viii) of this Section 12 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the Grantee shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Grantee by the Company.

          (c)          The Board, in its sole discretion, may grant to a Grantee, in exchange for the surrender and cancellation of an award previously granted to the Grantee, a new award in the same or different form and containing such terms, including without limitation a price that is higher or lower than any price provided in the award so surrendered or cancelled.

13.     Amendment and Termination of the Plan

          (a)          Amendment. The Board may amend the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements.

          (b)          Termination of Plan. No Incentive Stock Option may be granted more than ten years from the Plan’s effective date. The Plan may be terminated by the Board at any time.

          (c)          Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Board acts pursuant to Section 19(b). The termination of the Plan shall not impair the power and authority of the Board with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended by agreement of the Company and the Grantee consistent with the Plan.

          (d)          Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

14.     Funding of the Plan

          This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

15.     Rights of Participants

          Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

16.     No Fractional Shares

          No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Board shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17.     Headings

          Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

18.     Effective Date of the Plan

          The Plan shall be effective on January 1, 2010.

19.     Miscellaneous

          (a)          Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Board to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Board may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or stock awards grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Board shall prescribe the provisions of the substitute grants.

          (b)          Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of Section 162(m) of the Code and Section 422 of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 162(m) or 422 of the Code which shall have been incorporated in the Plan ceases to be required under Section 16 of the Exchange Act or Section 162(m) or 422 of the Code, that Plan provision shall cease to apply. The Board may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Board may also adopt rules regarding the withholding of taxes on payments to Grantees. The Board may, in its sole discretion, agree to limit its authority under this Section.

          (c)          Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of New Jersey, without giving effect to the conflict of laws provisions thereof.

          (d)          Other Restrictions. Notwithstanding any other provision of this Plan, Company Stock issued or distributed pursuant to this Plan may be subject to other restrictions described in the Company’s by-laws.

PACIFICHEALTH LABORATORIES, INC.
100 MATAWAN ROAD, SUITE 420
MATAWAN, NJ 07747
PROXY - Annual Meeting of Shareholders - Wednesday, June 10, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Jason Ash and Stephen P. Kuchen, or either of them, proxy, with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated below, all the Common Shares of PacificHealth Laboratories, Inc. held of record by the undersigned on May 8, 2009 at the Annual Meeting of Shareholders to be held on Wednesday, June 10, 2009 or at any adjournment thereof.

1.	ELECTION OF DIRECTORS.

☐	FOR all nominees listed	☐	WITHHOLD AUTHORITY to vote
	below (except as marked to		for all nominees listed below
the contrary below)

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE

NOMINEE’S NAME IN THE LIST BELOW:
Jason Ash, Robert Portman, David Portman, Michael Cahr, Adam Mizel, Marc Particelli

2.	PROPOSAL TO APPROVE THE 2010 INCENTIVE STOCK OPTION PLAN.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	PROPOSAL TO RATIFY THE APPOINTMENT OF WEISER LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

4. In their discretion, the Proxies are authorized, to the extent permitted by the rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting or any adjournment.

INSTRUCTIONS: TO WITHHOLD SUCH AUTHORITY, CHECK THE FOLLOWING BOX. ☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS; FOR THE APPROVAL OF THE 2010 INCENTIVE STOCK OPTION PLAN; FOR THE RATIFICATION OF WEISER, LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY; AND IN ACCORDANCE WITH THE PROXIES’ JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Date

Signature

Signature, if held jointly